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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                         Advanced Power Technology, Inc.
             (Exact name of registrant as specified in its charter)
            Oregon                                     93-0875072
(State of incorporation or organization)   (I.R.S. Employer Identification No.)
   405 S.W. Columbia Street, Bend, OR                    97702
(Address of principal executive offices)               (ZIP CODE)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:
_____________________(if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered
              Common Stock                              NASDAQ - NMS


Information Required in Registration Statement

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                (Title of class)

                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The registrant's common stock is described under the caption "Description of Capital Stock" in the prospectus included with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 2, 2000. That description is incorporated herein by reference. That description of the registrant's common stock will be included in the form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description to be included in that prospectus is deemed to be incorporated herein by this reference.

ITEM 2.  EXHIBITS

         Except as otherwise indicated, the following exhibits are incorporated by reference to the exhibits with the same numbers in the Securities Act registration statement and amendments thereto.


EXHIBIT NUMBER                NAME OF DOCUMENT

1.1                           Form of Underwriting Agreement
3.1                           Amended and Restated Certificate of Incorporation
3.2                           Amended and Restated Bylaws
4.1                           Form of Common Stock Certificate
5.1                           Opinion of Davis Wright Tremaine LLP
10.1                          Stock Option Plan dated December 31, 1995, as amended
10.2                          Employment Agreement:  Patrick P.H. Sireta
10.3                          Employment Agreement:  Russell J. Crecraft
10.4                          Employment Agreement:  Greg M. Haugen
10.5                          Employment Agreement:  John I. Hess
10.6                          Employment Agreement:  Thomas A. Loder
10.7                          Employment Agreement:  Dah Wen Tsang
10.8                          Lease Agreement between Shevlin No. One and Advanced Power
                              Technology, Inc. dated as of March 21, 1985, as amended
10.9                          Commercial Lease between Glassow Ventures, L.L.C. and Advanced
                              Power Technology, Inc. dated March 6, 1996, as amended
10.10+                        North America Distributor Agreement between Richardson
                              Electronics, Ltd. and Advanced Power Technology, Inc. dated as of April 1, 1997
10.11+                        Manufacturing Agreement by and between Siemens AG and Advanced
                              Power Technology, Inc. dated October 14, 1997
10.12+                        Agreement for Wafer Production and Testing by and between
                              Advanced Power Technology, Inc. and Siemens Aktiengesellschaft
                              dated February 11, 1998
10.13+                        Document of Understanding between Advanced Energy Industries and Advanced Power Technology dated August 14, 1998, as amended
10.14+                        Supply Contract between Wacker Siltronic Corporation and
                              Advanced Power Technology, Inc. dated December 17, 1998
10.15+                        Master Agreement by and between Liaoning Huahai Power
                              Electronics Co. Ltd., Advanced Power Technology, Inc., and
                              Advanced Power Technology Europe SA dated as of October 15, 1999


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10.16+                        Subcontract Agreement between Team Pacific Corporation and
                              Advanced Power Technology, Inc. dated January 26, 2000
10.17                         Leases: Bordeaux, France
10.18                         Credit Agreement with Silicon Valley Bank
21.1                          Subsidiaries of Advanced Power Technology, Inc.
23.1                          Consent of KPMG LLP
23.2                          Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5 to the Securities Act
                              Registration Statement)
24.1                          Powers of Attorney (included on the signature pages).
27.1                          Financial Data Schedule

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+        Confidential treatment has been requested with respect to certain portions of these agreements.




                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Advanced Power Technology, Inc.
                                       August 2, 2000

                                       By:  /s/ Patrick P.H. Sireta
                                            ------------------------
                                       Patrick P.H. Sireta
                                       President, Chief Executive Officer and
                                       Chairman of the Board